UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2020 (October 5, 2020)

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 694-9800

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On September 30, 2020, SRAX, Inc. (the “Company”) entered into a share exchange agreement (“Agreement”) with Force Video Protection Equipment Corp. (“FPVD”) and Paul Feldman, FPVD’s sole officer and member of the board of FPVD. Pursuant to the Agreement, upon closing, (i) FPVD will issue an amount of its common stock equal to 88.9% of FPVD’s issued and outstanding shares post issuance and (ii) Paul Feldman will transfer all of his 5,000,000 shares of Series A Preferred Stock of FPVD, in exchange for all of the outstanding equity securities of BIG Token, Inc., the Company’s wholly owned subsidiary (the “Share Exchange”). Pursuant to the Share Exchange, FPVD is required to comply with the following closing conditions or have them waived by SRAX: (collectively, the “Closing Conditions”): (i) the appointment of Christopher Miglino, Kristoffer Nelson, and Malcolm CasSelle (collectively, the Director Appointees”) to the board of directors of FPVD and the resignation of the current sole officer and director of FPVD, Paul Feldman, (ii) the entry into an employment agreement with Mr. CasSelle that is mutually acceptable to Mr. CasSelle and FPVD, (iii) the amendment of FPVD’s articles of incorporation to increase the authorized common stock to one trillion (1,000,000,000,000) shares, (iv) the authorization of a reverse stock split at a ratio of not less than 1-for-100 and not more than 1-for-1,000,000 at the discretion of FPVD’s board of directors at any time prior to September 30, 2021, (v) the conversion of all of FPVD’s outstanding convertible debt into equity securities of FPVD, (vi) the filing and mailing of a Schedule 14F-1 disclosing the change in majority of directors of FPVD pursuant to the appointment of the Director Appointees and resignation of Mr. Feldman, and (vii) the filing of preliminary and definitive information statements (“Information Statement”) and mailing of such Information Statements, as required by Federal securities laws, disclosing the required Closing Conditions have been taken by FPVD’s shareholders pursuant to a written consent, without a meeting. The Agreement also contains representations and warranties customary for transactions of this type. The Company anticipates that the Share Exchange will close on or about November 8, 2020, pursuant to the completion of the Closing Conditions.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of such document, the form of which is attached hereto as Exhibit 10.01, and which is incorporated herein in its entirety by reference.

Item 8.01 Other Events.

The Company issued a press release announcing the Share Exchange and Share Exchange Agreement on October 1, 2020. A copy of the press releases is attached hereto as Exhibit 99.01, and is incorporated by reference herein.

Exhibit No.	Description
10.01	Share Exchange Agreement
99.01	Press Release dated October 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 5, 2020	SRAX, Inc.

/s/ Christopher Miglino
		By:	Christopher Miglino
		Title:	Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Share Exchange Agreement
99.01	Press Release dated October 1, 2020